DEAN HELLER
SECRETARY OF STATE                          FILED C3215-04
208 North Carson Street                     FEB 1 0 2004
Carson City, Nevada 89701-4299              IN THE OFFICE OF
(775) 684 5708                              Dean Heller
                                            DEAN HELLER SECRETARY OF STATE


ARTICLES OF INCORPORTION
(PURSUANT TO NRS 78)


Important:   READ ATTCHED INSTRUCTIONS BEFORE COMPLETING FORM

1. NAME OF CORPORATION: eDollars, Inc.

2. RESIDENT AGENT           Corporate Creations Network, Inc.
   NAME AND STREET          8275 Southeastern Avenue #200-47, Las Vegas,
   ADDRESS:                 Nevada 89123

3. SHARES:      Number of shares with par value:  100,000,000
                Par Value: .001  Number of shares wihtout par value:

4. NAME &       1. Gregory Neu
   ADDRESSES       5370 Clark Road, Suite 109, Sarasota FL 34231
   OF BOARD OF  2. Stephen Luscko
   DIRECTORS/      5370 Clark Road, Suite 109, Sarasota FL 34231
   TRUSTEES:

5. PURPOSE:     The purpose of the Corporation shall be: To conduct or promote any lawful business or purpose.

6. NAMES, ADDRESS        David Feingold, Esq.     /s/ David Feingold
   AND SIGNATURE OF      3300 PGA Boulevard, Suite 410, Palm Beach Gardens Fl
   INCORPORATOR:         33410

7. CERTIFICATE OF      I hereby accept appointment as Resident Agent for the
   ACCEPTANCE OF          above named corporation.
   APPONTEMENT OF       /s/                                   Date:  2/9/2004
   RESIDENT AGENT:     Authorized Signature of R.A.orOn Behalf of R.A. Company